Exhibit 99.1

November 1, 2006

Contacts:

Financial/Investors
Christopher J. Carey, City National, 310.888.6777
Chris.Carey@cnb.com

Media
Cary Walker, City National, 213.673.7615
Cary.Walker@cnb.com

Paul Stowell, Business Bank Corporation
(702) 952-4415
pstowell@bbnv.com

City National Corporation To Acquire Business Bank Corporation

LOS ANGELES, Calif. — City National Corporation (NYSE: CYN), parent company of City National Bank, and Business Bank Corporation (OTCBB: BBNV), parent of Business Bank of Nevada, today announced a definitive agreement for the acquisition of Business Bank Corporation by City National in a cash and stock transaction currently valued at $161 million.

Business Bank of Nevada was founded in 1995 and today is one of Nevada’s leading independent business banks.  It operates seven branch offices in Nevada, including three in Las Vegas, and one each in North Las Vegas, Reno, Carson City and Minden.  The company also has loan production offices in South Lake Tahoe and Scottsdale, Arizona.

At September 30, 2006, Business Bank of Nevada had assets of $489.7 million, loans of $380.3 million and deposits of $427.6 million.

City National already has a number of clients with business interests in Nevada, and the bank’s loans there totaled approximately $100 million on September 30, 2006.

The merger has been approved unanimously by the boards of directors of both companies, and all of Business Bank Corporation’s board members have signed related voting agreements.

The acquisition is expected to close in the first quarter of 2007, subject to approval by banking regulators and Business Bank Corporation’s shareholders as well as the satisfaction of other customary closing conditions.  It is expected to be essentially neutral to GAAP and cash earnings per share in 2007 and modestly accretive in 2008, excluding any revenue enhancements.

“We are very pleased that we can combine Business Bank of Nevada, a truly outstanding business bank, with City National so that together we can bring premier private and business banking to Nevada, one of the nation’s fastest growing and most compelling regions, with increasing connectivity to California,” said Russell Goldsmith, president and chief executive officer of City National.  “This is a very positive and logical step forward for us to serve the growing number of City National clients doing business in Nevada and to expand our business base for the future.

“We are especially glad that John Guedry and his outstanding senior management team have already agreed to join the combined company, and we anticipate retaining the overwhelming majority of Business Bank of Nevada’s employees.  Backed by the resources of our $15 billion bank, they will be better able to provide Nevada’s many entrepreneurs, businesses, professionals and investors with the outstanding financial services and capabilities they need and that City National provides.”

John Guedry, who is Business Bank Corporation’s chief executive officer, said:  “We are very pleased to be joining a high-quality organization like City National.  Our shareholders will be rewarded with a highly liquid stock, a strong dividend and great long-term growth potential.  Our clients will receive the benefits of a stronger balance sheet and an expanding array of products and services.  And our employees will benefit as additional career opportunities become available in a large and growing organization.”

Under terms of the agreement, and subject to proration, Business Bank Corporation shareholders may elect to receive cash or stock or a combination of the two.  Subject to adjustments and proration, and depending upon the final closing price of City National stock, Business Bank Corporation shareholders electing to receive City National common stock are expected to receive between 0.9568 and 0.9852 shares of City National common stock for each share of Business Bank Corporation stock surrendered in exchange, and shareholders electing to receive only cash would receive $66.50 per share, without interest.  City National common stock received by Business Bank Corporation shareholders is expected to qualify as a tax-free exchange.

Based on the closing price of City National’s common stock on October 31, 2006, the total consideration amounts to $161 million.

Ryan Beck & Co. acted as financial adviser to Business Bank Corporation, and Squire, Sanders & Dempsey LLP acted as its legal adviser. Credit Suisse Securities (USA) LLC acted as financial adviser to City National Corporation, and Wachtell, Lipton, Rosen & Katz acted as its legal adviser.

About Business Bank of Nevada

Business Bank of Nevada was founded in 1995 and today is one of Nevada’s leading independent business banks.  It operates seven branch offices and has assets of $489.7 million.  For the nine months ended September 30, the company’s net interest margin was 5.94 percent and its return on average equity was 17.27 percent.  Non-performing assets amounted to only one basis point of total loans.

About City National Corporation

Backed by $14.6 billion in total assets, City National Corporation is the parent company of City National Bank, which provides banking, investment and trust services through 54 offices, including 12 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City.

City National is ranked among America’s top companies in Forbes magazine’s “Super 500” list. It also is one of the nation’s top wealth managers, according to Barron’s magazine. The company and its affiliates manage or administer more than $48 billion in client trust and investment assets, including more than $27 billion under management.

CITY NATIONAL CORPORATION/BUSINESS BANK CORPORATION

At-a-Glance

	For the nine months ended Sept. 30, 2006
($ in millions)	CITY NATIONAL	BUSINESS BANK CORP.
Total Assets	$14,617	$490
Shareholders’ Equity	$1,458	$44
Market Capitalization (10/31/06)	$3,180	$133
Net Income	$175	$5.1
Total Deposits	$11,892	$428
Total Loans	$10,020	$380
NPAs/Total Assets	0.13%	0.01%
Reserves/Loans	1.59%	1.08%
Net Interest Margin	4.53%	5.94%
Efficiency Ratio	55.22%	56.04%
Total Banking Offices	54	7
Assets Under Management	$27,381	—
Annual Common Stock Dividend (per share)	$1.64	—

Additional Information About This Transaction

City National Corporation and Business Bank Corporation will file a proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (SEC).  WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain City National Corporation documents free of charge at the SEC’s web site (www.sec.gov).  In addition, documents filed with the SEC by City National Corporation will be available free of charge from the company’s Investor Relations Department at (213) 673-7615.  Business Bank Corporation stockholder documents will be available free of charge from Business Bank Corporation’s Investor Relations Department at (702) 952-4415.

The directors, executive officers, and certain other members of management and employees of Business Bank Corporation are participants in the solicitation of proxies in favor of the merger from the stockholders of Business Bank Corporation.  Information about the directors and executive officers of Business Bank Corporation is set forth in the proxy statement for its 2006 annual meeting of stockholders, which is available on Business Bank Corporation’s website at www.bbnv.com, under the heading “Investor Relations.”  Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Safe Harbor Statement

Discussions in this news release that are not statements of historical fact (including statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” and “plan”) are forward-looking statements that involve risks and uncertainties.  No forward-looking statement is a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information.  Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving City National and Business Bank Corporation, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Business Bank Corporation stockholders to approve the transaction; the risk that the businesses of Business Bank Corporation will not be integrated successfully; deposit attrition and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; competition and its effect on pricing, spending, third-party relationships and revenues; movements in market interest rates and secondary market volatility; potential conditions that may affect the tax-free status of the Business Bank Corporation stock exchange for City National common stock; and unfavorable changes in economic and business conditions or the regulatory environment. Additional factors that may affect future results are contained in City National’s filings with the SEC, which are available at the SEC’s web site http://www.sec.gov, including in City National’s Annual Report on Form 10-K for the year ended December 31, 2005, under the heading “Risk Factors.”  City National disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

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